     As filed with the Securities and Exchange Commission on June 16, 2000

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       ANSWERTHINK CONSULTING GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
                         (State or other jurisdiction of
                         incorporation or organization)

                                   65-0750100
                      (I.R.S. Employer Identification No.)

                             1001 Brickell Bay Drive
                                   Suite 3000
                              Miami, Florida 33131
                                 (305) 375-8005
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ------------------------

                       AnswerThink Consulting Group, Inc.
                      1998 Stock Option and Incentive Plan
                            (Full title of the Plan)

                            ------------------------

                                Ted A. Fernandez
                      Chief Executive Officer and Chairman
                             1001 Brickell Bay Drive
                                   Suite 3000
                              Miami, Florida 33131
                                 (305) 375-8005

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                              James E. Showen, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                               Amount        Proposed maximum    Proposed maximum     Amount of
           Title of securities                 to be          offering price    aggregate offering  registration
             to be registered                Registered       per share (1)          price (1)         fee (1)
------------------------------------------------------------------------------------------------------------------
Common Stock                                 5,000,000          $ 16.97             $84,850,000       $22,400.40
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of 5,000,000 shares of Common Stock being offered at an exercise price of $16.97 based on the average of the high and low prices per share of the Common Stock on June 13, 2000, as reported on The Nasdaq National Market.
--------------------------------------------------------------------------------

================================================================================

                  Pursuant to Instruction E of Form S-8, this registration statement is being filed to register additional securities of the same class as were registered on the Form S-8 filed by the Registrant on December 30, 1998, SEC Registration No. 333-69951, the contents of which are incorporated by reference herein.

                  On February 17, 2000, the Company's Board of Directors approved and adopted an amendment to Section 4 of the AnswerThink Consulting Group, Inc. 1998 Stock Option and Incentive Plan (the "Plan") to increase the number of shares of common stock available for issuance thereunder by 5,000,000 shares. Accordingly, as amended, the total number of shares of common stock available for issuance under the Plan is 15,000,000. On May 10, 2000, the stockholders of the Company approved the amendment to the Plan.


                                     PART II

Item 8.     Exhibits.

            Exhibit
             Number                              Description
            -------            -------------------------------------------------

               5 Opinion of Frank A. Zomerfeld, Esq. regarding the legality of the shares being registered.

               23.1 Consent of Frank A. Zomerfeld, Esq. (included in his opinion filed as Exhibit 5 hereto).

               23.2            Consent of Independent Certified Public
                               Accountants (PricewaterhouseCoopers LLP).

               23.3            Consent of Independent Certified Public
                               Accountants (PricewaterhouseCoopers LLP).

               23.4            Consent of Independent Auditors
                               (Ernst & Young, LLP).

               23.5            Consent of Independent Auditors
                               (Ernst & Young, LLP).

               23.6            Consent of Independent Public Accountants
                               (Arthur Andersen, LLP).

               24.1            Power of Attorney (included on signature page).

               99              Amendment dated May 10, 2000 to the AnswerThink
                               Consulting Group, Inc. 1998 Stock Option and
                               Incentive Plan.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on this 16th day of June, 2000.


                          ANSWERTHINK CONSULTING GROUP, INC.


                          By:  /s/ Ted A. Fernandez
                               -------------------------------------------------
                               Ted A. Fernandez
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ted A. Fernandez and John F. Brennan, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                         Title                                  Date
---------                                         -----                                  ----

/s/ Ted A. Fernandez                        Chairman of the Board and                June 16, 2000
------------------------------------        Chief Executive Officer
Ted A. Fernandez                            (Principal Executive Officer)


/s/ Allan R. Frank                          President                                June 16, 2000
------------------------------------
Allan R. Frank


/s/ John F. Brennan                         Executive Vice President,                June 16, 2000
------------------------------------        Chief Financial Officer
John F. Brennan                             (Principal Accounting and
                                            Financial Officer)



/s/ Uysses S. Knotts, III                   Executive Vice President,                June 16, 2000
------------------------------------
Ulysses S. Knotts, III                      Sales and Marketing and Director


/s/ David N. Dungan                         Executive Vice President,                June 16, 2000
------------------------------------        Chief Operating Officer
David N. Dungan


/s/ Fernando Montero                        Director                                 June 16, 2000
------------------------------------
Fernando Montero


/s/ Edmund R. Miller                        Director                                 June 16, 2000
------------------------------------
Edmund R. Miller


/s/ Jeffrey E. Keisling                     Director                                 June 16, 2000
------------------------------------
Jeffrey E. Keisling


/s/ Robert J. Bahash                        Director                                 June 16, 2000
------------------------------------
Robert J. Bahash


/s/ Bruce V. Rauner                         Director                                 June 16, 2000
------------------------------------
Bruce V. Rauner


/s/ Alan T.G. Wix                           Director                                 June 16, 2000
------------------------------------
Alan T.G. Wix


/s/ William C. Kessinger                    Director                                 June 16, 2000
------------------------------------
William C. Kessinger


                                  EXHIBIT INDEX



 Exhibit
 Number                               Description                                            Page
 ------                               -----------                                            ----

 5              Opinion of Frank A. Zomerfeld, Esq.

 23.1           Consent of Frank A. Zomerfeld, Esq. (See Exhibit 5).

 23.2           Consent of Independent Certified Public
                Accountants (PricewaterhouseCoopers LLP).

 23.3           Consent of Independent Certified Public
                Accountants (PricewaterhouseCoopers LLP).

 23.4           Consent of Independent Auditors (Ernst & Young, LLP).

 23.5           Consent of Independent Auditors (Ernst & Young, LLP).

 23.6           Consent of Independent Public Accountants (Arthur Andersen, LLP).

 24.1           Power of Attorney (included on signature page).

 99             Amendment dated May 10, 2000 to AnswerThink Consulting Group,
                Inc. 1998 Stock Option and Incentive Plan.
